EXHIBIT 99.1

DENTSPLY SIRONA ACQUIRES BYTE®, A LEADING DIRECT-TO-CONSUMER,

DOCTOR-DIRECTED CLEAR ALIGNER COMPANY

•	Enhances scale in the important clear aligner space

•	Accelerates the growth and profitability of Dentsply Sirona’s combined clear aligners business

•	Accretive to Dentsply Sirona’s long-term financial targets and Non-GAAP EPS in 2021

•	Dentsply Sirona to host investor call at 8:30 am ET on January 4, 2021

CHARLOTTE, NC and LOS ANGELES, CA, January 4, 2021 (GLOBE NEWSWIRE) — DENTSPLY SIRONA Inc. (“Dentsply Sirona”) (Nasdaq: XRAY), and Byte, a rapidly growing clear aligner company, today announced that Dentsply Sirona acquired Byte in an all-cash deal for $1.04 billion. Byte holds a leadership position in the rapidly growing direct-to-consumer, doctor-directed clear aligner market. As a result of the transaction, Dentsply Sirona adds scale to its SureSmile® clear aligner business and strengthens its connection with dental professionals. With the global reach and supply chain expertise of Dentsply Sirona, and the innovative direct-to-consumer system that Byte brings, the combined company’s clear aligner platform is well-positioned to drive additional growth.

Byte has developed an innovative business model, built on doctor-directed care that provides excellent outcomes for patients with mild to moderate orthodontic needs. Byte was founded on the commitment to improve access and affordability to orthodontic care using a nationwide network of licensed-dentists and orthodontists. It offers effective treatment planning and an easy-to-use clear aligner solution delivered directly to a consumer’s home. The CEO of Byte, Neeraj Gunsagar, and the existing management team will continue to operate the business.

Don Casey, Chief Executive Officer of Dentsply Sirona, said, “Over the past two years, we have executed against our restructuring plan, strengthening the R&D, supply chain and commercial platforms, positioning Dentsply Sirona for long-term growth. We are excited to take the next step in our evolution by bringing Byte into our organization. We have been pleased with the growth of our SureSmile clear aligner business and we are confident that adding the innovative platform of Byte adds scale for us in the important clear aligner market. We look forward to working with the talented team at Byte as we utilize our collective strengths to expand patient access to quality care and support the success of our dental partners around the world.”

Neeraj Gunsagar, CEO of Byte commented, “We’ve been impressed with the passion that Dentsply Sirona has for innovation in dentistry. This combination provides Byte with unmatched resources and R&D capabilities that allow us to reach additional customers and accelerate our mission of changing the world one smile at a time. The transaction enhances our ability to offer affordable care to patients and increases awareness of the overall benefits of oral care. Our team is committed to driving our strong growth and we are delighted to join the Dentsply Sirona family as we execute on our shared mission.”

Jorge Gomez, Chief Financial Officer of Dentsply Sirona, said, “As we bring the two businesses together, we are confident that we can unlock incremental growth and further capitalize on the increasing consumer demand for clear aligner solutions. This transaction is immediately accretive to Dentsply Sirona’s revenue growth rate and Non-GAAP EPS. In addition, we expect the acquisition to be accretive to Dentsply Sirona’s long-term financial commitments. We’re thrilled that Neeraj and his team are joining our company as we continue to focus on driving growth and value for our shareholders.”

Strategic and Financial Benefits

•

Enhances scale in the important clear aligner space: With the market projected to increase at a 20-25% growth rate, Dentsply Sirona strengthens its SureSmile clear aligner platform with the addition of the Byte business.

•

Accelerates the growth and profitability of Dentsply Sirona’s combined clear aligners business: Dentsply Sirona’s R&D capabilities and commercial expertise offer significant potential to drive additional growth of the Byte clear aligner solutions. Additionally, Byte has developed an innovative direct-to-consumer system that expands patient access, enabling Dentsply Sirona to connect additional patients with its network of dental partners and increase access to quality oral healthcare.

•

Accretive to Dentsply Sirona’s long-term financial targets and Non-GAAP EPS in 2021: Byte is expected to generate 2021 run-rate sales of at least $200 million. Combined with the SureSmile business, which has an expected revenue run-rate of $100 million by the end of 2021, Dentsply Sirona expects a combined clear aligner revenue run-rate in excess of $300 million by the end of 2021. Given the proven track record of profitability at Byte, the acquisition is expected to generate Non-GAAP EPS accretion of at least $0.05 in 2021 and be incrementally accretive in the years thereafter. The net present value of the tax benefits associated with the transaction is estimated to be approximately $160 million.

The transaction closed on December 31, 2020 and was funded with cash on Dentsply Sirona’s balance sheet.

Centerview Partners LLC served as financial advisor to Dentsply Sirona and Skadden, Arps, Slate, Meagher & Flom LLP served as legal counsel. Goldman Sachs & Co. LLC and American Discovery Capital LLC served as financial advisors to Byte, with Bodman PLC as legal counsel.

Conference Call/Webcast Information

Dentsply Sirona’s management team will host an investor conference call and live webcast on January 4, 2021 beginning at 8:30 am ET.

Investors can access the webcast via a link on Dentsply Sirona’s web site at www.dentsplysirona.com. For those planning to participate on the call, please dial +1-877-370-7637 for domestic calls, or +1-629-228-0723 for international calls. The Conference ID # is 8676463. A replay of the conference call will be available online on the Dentsply Sirona web site, and a dial-in replay will be available for one week following the call at +1-855-859-2056 (for domestic calls) or +1-404-537-3406 (for international calls), replay passcode # 8676463.

About Dentsply Sirona

Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies, with a 132-year history of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world class brands. As The Dental Solutions Company, Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better, safer and faster dentistry. Dentsply Sirona’s shares of common stock are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products.

About Byte

Byte’s doctor-directed clear aligner system provides customers’ nationwide access to at-home invisible aligners for a straighter, whiter smile. With a growing team of over 450 employees and headquartered in Los Angeles, Byte’s nationwide network of licensed dentists and orthodontists prescribe and oversee every customer’s treatment plan, delivering a top-rated consumer experience and results in up to half the time and cost of traditional methods. At under $85 per month, Byte has found a way to make the inaccessible, accessible — providing an easy, convenient and affordable way to upgrade your smile through the Byte Teledentistry platform. For more information on Byte, visit: www.byteme.com.

Forward-Looking Statements and Associated Risks

This communication, in addition to historical information, contains “forward-looking statements” regarding, among other things, future events or the future financial performance of Dentsply Sirona. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Forward-looking statements relating to the transaction include, but are not limited to: statements about the benefits of the transaction , including future financial and operating results; Dentsply Sirona’s plans, objectives, expectations and intentions; and other statements relating to the transaction that are not historical facts. Forward-looking statements are based on information currently available to Dentsply Sirona and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties, and important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. With respect to the transaction, these factors could include, but are not limited to: the effect of future regulatory or legislative actions on the companies or the industries in which they operate; the continued strength of the dental and medical device markets; unexpected changes relating to competitive factors in the dental and medical devices industries; the timing, success and market reception for Dentsply Sirona’s new and existing products; the possibility of new technologies outdating Dentsply Sirona’s products; the outcomes of any litigation; continued support of Dentsply Sirona’s products by influential dental and medical professionals; changes in the general economic environment, or social or political conditions, that could affect the businesses; the potential impact of the announcement or consummation of the transaction on relationships with customers, suppliers, competitors, management and other employees; the ability to attract new customers and retain existing customers in the manner anticipated; the ability to hire and retain key personnel; reliance on and integration of information technology systems; and the potential of international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs.

Additional information concerning other risk factors is also contained in the section titled “Risk Factors” in Dentsply Sirona’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and any updating information in subsequent SEC filings including Dentsply Sirona’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2020. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the novel coronavirus (“COVID-19”) pandemic and the impact of varying private and governmental responses that affect our customers, employees, vendors and the economies and communities where they operate.

Many of these risks, uncertainties and assumptions are beyond Dentsply Sirona’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the information currently available to the parties on the date they are made, and Dentsply Sirona undertakes no obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this communication. Nothing in this communication is intended, or is to be construed, as a profit forecast or to be interpreted to mean that earnings per share for the current or any future financial years, will necessarily match or exceed the historical published earnings per share. Dentsply Sirona gives no assurance (1) that it will achieve its expectations, or (2) concerning any result or the timing thereof. All subsequent written and oral forward-looking statements concerning Dentsply Sirona, the transaction, or other matters and attributable to Dentsply Sirona or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Contact Information

For Dentsply Sirona

Investors:

John P. Sweeney

VP, Investor Relations

+1-717-849-7863

John.Sweeney@dentsplysirona.com

Media:

Sard Verbinnen & Co

Chris Kittredge/Warren Rizzi

+1-212-687-8080

DentsplySirona-SVC@sardverb.com

###